Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (No. 333-48700) and Form S-8 (No.’s
33-89862, 33-89864, 333-76245, 333-37154, 333-76728, 333-124880, 333-125136 and 333-150967) of Plexus Corp. of our report dated November 18, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Milwaukee, WI
November 18, 2010